UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of Principal Executive Office)(Zip Code)

(888) 616-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of each exchange on which registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.0000000072 per share	HMPT	(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Asset Purchase Agreement

As disclosed on April 7, 2023, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with The Loan Store, Inc., a Delaware corporation, (the “Buyer”) pursuant to which HPF agreed to sell certain agreements and assets used in or related to HPF’s third-party mortgage loan origination business (the “Purchased Assets”) to Buyer, and Buyer agreed to assume certain liabilities in connection with the Purchased Assets (the “Assumed Liabilities”).

On May 1, 2023, HPF and the Buyer entered into a First Amendment to the Purchase Agreement (the “First Amendment”) to, among other things, update disclosure schedules listing the Purchased Assets, correct scriveners errors and to change the form of purchase consideration.  Specifically, the Purchase Agreement originally contemplated that Buyer, at the closing of the transactions contemplated by the Purchase Agreement, would issue to HPF warrants to purchase shares of the Class A Common Stock, par value $0.001 per share, of Buyer (“Buyer Common Stock”) pursuant to a warrant agreement to be entered into at the closing of the transactions.  Pursuant to the First Amendment, in lieu of issuing HPF warrants to purchase shares of Buyer Common Stock, Buyer issued shares of Buyer Common Stock at the closing of the transaction, representing 9.99% of the issued and outstanding equity of Buyer, on a fully-diluted, as-converted basis measured as of May 1, 2023.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2023.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 1, 2023, HPF completed the previously announced sale of the Purchased Assets to Buyer pursuant to the Purchase Agreement (the “Asset Sale”).

The Asset Sale marks the end of the Company’s nine-year tenure as a direct participant in the originations market. Going forward, the Company will focus exclusively on managing its mortgage servicing rights assets.

Item 2.05	Costs Associated with Exit or Disposal Activities

In connection with the Asset Sale, the Company currently expects to incur pre-tax charges of approximately $30 million, of which the Company expects that approximately $10 million will be cash expenditures.

Of the aggregate pre-tax charges, the Company estimates approximately $10 million will consist of employee severance, retention and related benefits; approximately $15 million will consist of vendor contract terminations and other costs; and approximately $5 million will consist of non-cash charges for the impairment of fixed assets. The Company currently expects that all of the pre-tax charges will be incurred in the first half of 2023.

The cost estimates related to the Asset Sale are subject to a number of assumptions and actual results may differ.  Management will continue to evaluate the estimated costs set forth above, and may revise its estimates of such costs and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the anticipated pre-tax charges and any statements relating to the Company’s business, and the assumptions upon which those statements are based. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The Company’s stockholders and investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. The Company’s stockholders and investors are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: May 2, 2023

	By:	/s/ Jean Weng

	Name:	Jean Weng
	Title:	General Counsel and Corporate Secretary